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                                                                    EXHIBIT 10.3

April 24, 1998


Mr. Mike Y. Chang
President and CEO
Headway Technologies, Inc.
497 South Hillview Drive
Milpitas, CA 95035


Dear Mike,

     When fully executed by the parties, this letter will bind Seagate and Headway to negotiate in good faith for an extension of that certain Cross License and Know How Transfer Agreement between the parties dated May 19, 1995 ("Agreement"), with the following provisions; subject to satisfying the following conditions precedent:

     1. Headway delivering to Seagate a list of unique technology that satisfies Seagate that Headway's DSMR technology will enable Seagate to manufacture DSMR heads at the 3.2 and, to the extent available, 4.5 and 6.2Gbit/in2 design points; and

     2. A Seagate drive design center designating Headway's 3.2Gbit/in2 DSMR head for qualification into a current or future Seagate disc drive product.

NEW OR MODIFIED PROVISIONS

Know How

     The know how ("Information" as defined in the above Agreement) transferred will be sufficient to enable Seagate to make, at the same yields, the same head or heads as Headway may qualify for any Seagate disc drive product, with the understanding that Seagate may use the technology to make heads with other designs and for any product made by Seagate or for sale to third parties.



General

     1. The Agreement extension to be negotiated will provide the terms and conditions for DSMR technology transfer beyond the 6.2Gbit/in2 design point, to the extent that DSMR technology can be so extended, without further negotiation.

     2. Seagate and Headway will set up a Senior Management team to administer this project to the mutual benefit of both parties. This team's duties will be detailed in the formal agreement emanating from this LOI, but will include guidance on the use of DSMR technology in Seagate's drive products, the status of technology transfer

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Mr. Mike Y. Chang
April 24, 1998
Page 2


          procedures from Headway to Seagate as part of the process of the license agreement, the status of defined projects such as yield improvements and will also include reviewing the status of the wafer purchase commitment detailed later in this LOI.

     3. Until Seagate has qualified its head at the 6.2Gbit/in2 design point and Seagate yields are at least those of Headway's 6.2Gbit/in2 heads, Seagate and Headway may each maintain up to 3 engineers full time at the other's facilities to assist in technology transfer. Information on technologies not relating to DSMR shall be considered and treated as each party's trade secrets.

     4. Further, during this period, Seagate and Headway will set up a core team of engineers who will be responsible for DSMR technology transfer, yield improvement, and other technical matters under this agreement. Where possible, the members of these core teams should be considered as occupying long term positions

     5. Recognizing that the reasons why a given technical solution was chosen constitutes critical know how, Headway agrees to include such information in the know how it transfers and will answer such questions in writing when propounded in writing. Similarly, if Seagate improves Headway's technology, the reasons behind the alteration will be communicated to Headway in the same manner.

     6. Headway will identify other head technologies it is developing (SSMR, SAL MR, GMR) and agrees to negotiate in good faith for a know how license and transfer to Seagate.

License fees.
-------------

     The following license fee amounts will be paid upon successful completion of the milestone events indicated;

     #1). $[*] upon signing the extension of the Agreement and upon qualification of a Headway 3.2Gbit/in2 DSMR head in a Seagate 10,000 rpm disc drive product.

     #2). $[*] upon qualification in Seagate disc drive product of a Seagate made DSMR head pursuant to Headway's 3.2Gbit/in2 DSMR know how (as defined above, i.e., that the qualified Seagate DSMR head is the same as Headway's qualified DSMR head, at the same yields).

     #3). $[*] upon demonstration by Headway of satisfactory drive level performance of 4.5Gbit/in2 (and at 10,000 rpm spindle speed) DSMR heads, and upon

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Mr. Mike Y. Chang
April 24, 1998
Page 3


     Headway qualifying a 4.5Gbit/in2 DSMR head in a Seagate 10,000 (or higher) rpm disc drive product.

     #4). $[*] upon qualification in a Seagate disc drive product of a Seagate made DSMR head pursuant to Headway's 4.5Gbit/in2 DSMR know how (as defined above, i.e., that the qualified Seagate DSMR head is the same as Headway's qualified DSMR head, at the same yields).

     #5). $[*] upon demonstration by Headway of satisfactory drive level performance of 6.2Gbit/in2 (and at 10,000 rpm spindle speed) DSMR heads, and upon Headway qualifying a 6.2 Gbit/in2 DSMR head into a Seagate 10,000 (or higher) rpm disc drive product.

     #6). $[*] upon qualification in a Seagate disc drive product of a Seagate made DSMR head pursuant to Headway's 6.2 Gbit/in2 DSMR know how (as defined above, i.e., that the qualified Seagate DSMR head is the same as Headway's qualified DSMR head, at the same yields).

Per Unit Royalties
------------------

     Notwithstanding anything in the above-referenced Agreement to the contrary, Seagate's per unit royalties shall be as follows;

     1. No per unit royalties shall be due and payable from April 1, 1998 until March 31, 1999 (this includes royalties on DSMR heads made at existing design points);

     2. On and after April 1, 1999, all heads manufactured from wafer made by Seagate and shipped by Seagate in a Seagate disc drive, shall bear a royalty of $[*] per head, provided however, that the parties shall agree to mutually acceptable terms and conditions associated with the per head royalty provisions;

     3. Such per head royalty shall be capped at [*] dollars ($[*]) per design point, i.e., all heads made by Seagate after such cap at any design point, past, present or future inclusive of the design points set forth in the present Agreement and this LOI, using Headway's DSMR know how transferred to Seagate for making DSMR heads at such design point shall be royalty free; and

     4. As a consequence of this license extension, the specific section in the original Agreement relating to Royalty Recovery (Section #8.4 in the Agreement) will be suspended.

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Mr. Mike Y. Chang
April 24, 1998
Page 4



Wafer Purchase Commitment
-------------------------

Seagate and Headway will negotiate a wafer supply agreement that will commit Seagate to purchase from Headway at least [*] percent ([*]%) of Seagate's DSMR die needs for all design points wherein Headway has transferred Seagate the know how for such design point, up to a cap of [*] ([*]) Headway candidates per week cumulative with respect to DSMR heads made at all design points.

This arrangements shall begin no sooner that July 1, 1998, or as soon thereafter that Headway demonstrates to Seagate's satisfaction that it has the capability to meet Seagate's needs at the mandated fifty-percent level.

Such a supply agreement shall condition Seagate's purchase requirements on Headway's continuing ability to support Seagate's specification and quality requirements, on its ability to meet Seagate's forecasted schedule needs, which in turn shall be based on the market conditions for such of Seagate drives that employ DSMR heads, and on Headway's ability to offer pricing, which shall, beginning on July 1, 1998, be no more than $[*] per 30 series candidate, provided that such HGA electrical test yields are [*]% (with the understanding that the supply agreement will detail the situation pertaining to higher or lower candidate pricing upon the attainment of higher or lower electrical test yields at HGA). All other pricing shall be negotiated, with the understanding that pricing shall decline.

This commitment to purchase [*]-percent continues to future design points provided that Headway transfers to Seagate all necessary know how for Seagate to manufacture DSMR heads at such design point and provided further that Headway is in current compliance with Seagate's requirements as specified herein at any previous design point still in production.


For Headway                              For Seagate


/s/ Mike Y. Chang                        [SIGNATURE ILLEGIBLE]
---------------------                    ---------------------

Date: April 24, 1998                     Date: APRIL 27, 1998

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.